EXECUTIVE EMPLOYMENT AGREEMENT


THIS AGREEMENT dated as of November 21st, 1999 ("Agreement Date") is between SoftQuad Software Inc. (the "Company") and Nick Mongston (the "Executive").

WHEREAS the Company wishes to employ the Executive on the terms and conditions set out below and the Executive wishes to be so employed by the Company.

NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I :       TERM

1.1 Employment. The Company shall employ the Executive and the Executive shall perform services on behalf of the Company as its employee as provided herein during the Term (as hereinafter defined).

1.2 Term. Subject to the terms and conditions hereinafter set forth, the period of active employment (the "Employment Period") shall begin on November 21st, 1999 (the "Employment Start Date") and shall be for an indefinite period, subject to the first occurrence of the following:

       (a) the termination of the Executive's employment by the Company for cause as provided in Section 6.1 hereof;

       (b)  the  resignation of employment by the Executive  pursuant to Section
            6.2 hereof; or,

       (c) the termination of this Employment Agreement pursuant to either Sections 6.3 or 6.4 hereof.

ARTICLE II :      RESPONSIBILITIES

2.1 Title and Duties. Executive shall be employed as the General Manger - U.K. and shall report to Roberto Drassinower (C.E.O.). Executive's duties shall include ____________________________________________(the "Duties").

2.2 Full Time and Attention. The Executive shall devote full time and attention to the Executive's Duties hereunder, provided, however, that the Executive may manage his/her own personal affairs and may serve as a member of the board of directors of other companies and be compensated accordingly, provided that such membership is not adverse to the interests of the Company and in no way interferes with the Duties.

ARTICLE III :     COMPENSATION AND BENEFITS

3.1 Base Salary Compensation. The base salary rate ("Base Salary") of the Executive shall be Sixty thousand Pounds Sterling ((pound))$60,000 per year for the first twelve months of this Agreement. The Base Salary shall be payable monthly in arrears. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes and other statutory remittances as shall be required by law to be so withheld.
       Executive shall be entitled to a performance review by Executive's immediate superior on the twelfth (12) month anniversary of the Employment Start Date and a determination will be made at that time by Executive's immediate superior, acting reasonably, whether or not to adjust the Base Salary; provided, however, that if the Executive is an executive officer of the Company, such determination shall not take effect until ratified by the Board of Directors of the Company.

3.2 Annual Bonus. In addition to your Base Salary, you may also be entitled to an annual bonus up to a maximum amount (the "Maximum Bonus Amount") and based on the attainment of certain performance goals, both of which shall be established annually by the Compensation Committee of the Board of Directors, with participation by you and your supervisor, and identified in Schedule "B," attached and incorporated by reference to this Agreement (the "Annual Bonus"). Performance goals for each calendar year shall be established by no later than the end of the first quarter of each fiscal year during the Employment Period. The Annual Bonus for a given year shall be paid in a lump sum on November 15th following the fiscal year in which it was earned. The Annual Bonus shall be prorated for any partial calendar year of employment.

3.3 Stock Options. As soon as is practicable after the execution of this Agreement, the Executive shall be granted Sixty thousand (60,000) options to purchase Company common shares of at a purchase price of One dollar and forty-four cents (U.S.$1.44) per share (the "Options") in accordance with the terms and conditions of the Company's Stock Option Plan as the same may exist from time to time and on terms and conditions outlined in the attached Option Agreement.

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3.4    Executive Employment Benefits.  During the period of employment,  Company shall reimburse Executive for all reasonable expenses which are incurred by Executive on behalf of Company or any affiliate or subsidiary thereof. Expenses will only be reimbursed if proven by receipts submitted in accordance with the Company's expense reimbursement policy, as the same may exist from time to time In addition. Company shall also provide Executive with any benefits which Company normally provides to other employees at a comparable level as Executive, including medical, dental, life, and disability insurance for the Executive during the Term and in accordance with the employee benefit plans and policies maintained by the Company and in force from time to time (collectively, the "Benefits").

3.5 Vacation. The Executive is entitled to take Four (4) weeks paid vacation per calendar year in accordance with the Company's policies and practices in effect at the relevant time for senior executives and subject to the needs of the Company.

ARTICLE IV :      CONFIDENTIALITY AND NON-COMPETITION

4.1 Non-Solicitation. The Executive agrees that during the Employment Period and for a period of one year thereafter, neither the Executive nor any entity or person with whom the Executive is at the time associated, related or affiliated shall, directly or indirectly, solicit, hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, supplier or customer of the business conducted by the Company to discontinue or alter his, her or its relationship with the Company. For greater certainty, the "Non-Solicitation Period" means a period beginning on the Employment Start Date and ending one year after the end of the Employment Period.

4.2 Non-Competition. The Executive agrees that during the Employment Period and during any "Severance Period" thereafter (collectively known herein as the "Non-Competition Period"), the Executive shall not directly or indirectly, engage in or become associated with a Competitive Activity (as hereinafter defined) or solicit, hire or take-away any employee of Company for involvement in any Competitive Activity; or accept employment with any Competitive Activity to perform work for a customer or partner which is in competition with the services provided by Company. For greater certainty, "Competitive Activity" shall mean any organization or other endeavour which is engaged in the business of developing software which (i) creates documents in extensible markup language (XML) format or
       (ii) manages catalogues in XML format. Executive shall be considered to have become associated with a Competitive Activity if the Executive becomes an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may
       (i) become an employee or independent contractor to a business, only part of which is engaged in a Competitive Activity, so long as Executive's services to be rendered in such employment or consultancy relationship are performed for a discrete portion of the business that is not engaged in the Competitive Activity and Executive's services are unrelated to the Competitive Activity; and (ii) make and retain investments during the Employment Period and thereafter in not more than two percent of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

4.3    Confidentiality.   Except  in  the  normal  and  proper   course  of  the
       Executive's duties hereunder, the Executive will not use for the Executive's own account or disclose to anyone else, during or after the Employment Period, any confidential or proprietary information or material relating to the Company's operations or business which the Executive obtains from the Company or its officers or employees, agents, suppliers or customers or otherwise by virtue of the Executive's employment by the Company or by the Company's predecessor. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its parent, affiliated or subsidiary companies: contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patents, trade-marks and trade names or applications thereof; information concerning suppliers; marketing information, including sales, investment and product plans, customer lists, strategies, methods, customers, prospects and market research data; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, including technical drawings and designs; and
       personnel  information,  including  personnel lists,  resumes,  personnel data, organizational structure and performance evaluations (the "Confidential Information").

4.4 Return of Property and Documents. The Executive agrees that all property and documents (including, without limitation, hardware, software and information in machine-readable form) of any nature pertaining to activities of the Company and to any of its affiliated, related, associated or subsidiary companies, including Confidential Information, in the Executive's possession now or at any time during the Employment Period, are and shall be the property of the Company and its affiliated, related, associated or subsidiary companies, and that all such property and documents and all copies of documents shall be surrendered to the Company whenever requested by the Company.

4.5 Ownership of Inventions. The Executive agrees to execute and deliver to the Company the assignment attached as Schedule A.

4.6 Injunctive Relief. Executive acknowledges that the restrictions contained in this Article IV are reasonable and necessary for the protection of the business of Company and that Company would not have entered into this Agreement without such restrictions being agreed to. Executive further acknowledges that Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of Article IV of this Agreement by Executive, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Executive, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of Article IV of this Agreement.

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ARTICLE V :       REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. The Executive represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Executive is a party or by which the Executive or the Executive's property is bound. The Executive shall defend, indemnify and hold the Company harmless from any liability, expense or claim (including attorneys' fees incurred in respect thereof) by any person in any way arising out of, relating to, or in connection with any incorrectness of breach of the representations and warranties in this Section 5.1. The Executive acknowledges that a breach of this Article by the Executive shall entitle the Company to terminate the Executive's employment and this Agreement for cause.

ARTICLE VI :      TERMINATION AND RESIGNATION

6.1 Termination for Cause. The Company may immediately terminate this Agreement at any time for cause by written notice to the Executive. If the Company terminates this Agreement for cause under this Section 6.1, the Company shall have no further obligations or responsibilities hereunder to the Executive, except for (a) payment of any Base Salary due and owing at the time of termination pursuant to Section 3.1; and (b) payment of any unpaid and accrued vacation pay.

6.2 Resignation by Executive. The Executive shall give the Company not less than 60 days written notice of the resignation of the Executive's employment hereunder. If the Executive resigns and terminates this Agreement for any reason, the Company shall have no further obligations or responsibilities hereunder to the Executive, except for (a) payment of any Base Salary due and owing at the time of termination pursuant to
       Section 3.1; and (b) payment of any unpaid and accrued vacation pay. Nothing herein contained shall be construed to limit or restrict in any way the Company's ability to pursue any remedies it may have at law or equity pursuant to the provisions of this Agreement.

6.3 Termination upon Disability or Death. The Company may terminate this Agreement at any time upon a physical or mental disability rendering the Executive unable to perform the essential functions of the job with reasonable accommodation by Company upon: (a) notice of termination or payment in lieu of such notice, both of which shall be in an amount equal to three months Base Salary plus an additional one (1) month Base Salary per year of completed employment hereunder; (b) payment of any unpaid and accrued vacation pay; and (c) payment of any portion of earned, yet unpaid Annual Bonus. Upon the death of the Executive, this Agreement shall terminate. The Company shall pay the estate of the Executive (a) in an amount equal to three months Base Salary plus an additional one (1) month Base Salary per year of completed employment hereunder; (b) payment of any unpaid and accrued vacation pay; and (c) payment of any portion of earned, yet unpaid Annual Bonus. Any salary payments required hereunder shall be based upon the Executive's Base Salary provided for in Section
       3.1 hereof.

6.4 Termination Without Cause. The Company may terminate this Agreement at any time without cause by providing the Executive with Three hundred and Sixty-five (365) days notice of termination or continuation of payment of Base Salary in lieu thereof for twelve (12) months (the "Severance Period") plus payment of any accrued but unpaid vacation pay and prorated earned Annual Bonus. Any salary payments required hereunder shall be based upon the Executive's Base Salary provided for in Section 3.1 hereof. Upon termination of employment by the Company without cause, unvested Options which have been granted by the Company to Executive, pursuant to Section 3.3 herein which would otherwise vest within the Severance Period shall immediately vest in Executive. Executive may exercise any or all of such Options, plus any Options which had vested prior to Termination without Cause within 90 days of the date of such termination. All eligible Options which are not exercised within 90 days of the date of termination shall expire and Executive shall have no further rights with respect thereto.

6.5    Benefits on Termination.

       (a) If this Agreement is terminated in accordance with Sections 6.3 and 6.4, the Benefits provided to the Executive pursuant to Section 3.4 shall continue following such termination of this Agreement for the Severance Period or until the Executive commences comparable employment with another employer, whichever should first occur.

       (b) COBRA. The continuation and/or conversion privileges which are available to former employees under the law, including without limitation Section 4980B of the Internal Revenue Code of 1986, as amended (commonly referred to as "COBRA"), and the terms of the Employer's employee welfare benefit plans ("plans") shall be available to Employee as of the date of termination of Executive's employment and must be exercised by Executive, if at all, within the time period(s) established by law and the plans as measured from that date. If Executive exercises Executive's COBRA rights, the Company shall pay the cost of such continued insurance coverage for Executive and Executive's family during the Severance Period, but in no event for a term greater than eighteen (18) months after termination of employment.

6.6 Results of Termination. Upon termination or resignation of the Executive's employment pursuant to this Section 6, this Agreement and the employment of the Executive shall be wholly terminated with the exception of the clauses specifically contemplated to continue in full force and effect beyond the termination of this Agreement, including those set out in Article 4.

ARTICLE VII :     ARBITRATION

7.1 Arbitrable Claims. To the fullest extent permitted by law and except as otherwise permitted by Section 4.6, all disputes between Executive (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, agents, successors,

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       attorneys,  and  assigns)  relating  in  any  manner  whatsoever  to  the employment or termination of Executive, including, without limitation, all disputes arising out of or related to this Agreement, ("Arbitrable Claims") shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Company and Executive)
       shall  be  considered   third-party   beneficiaries  of  the  rights  and
       obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with Disabilities Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

7.2 Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based.
       Arbitration shall result in a written decision setting forth the essential findings and conclusions. Such a written arbitration award shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims, subject to the limited judicial review, if any, required by law to be permitted. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. All arbitration hearings under this Agreement shall be conducted in Toronto, Ontario. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE OR NON-ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

7.3 Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator and any other fees or costs unique to arbitration shall be paid by the Company. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims.

7.4 Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.


7.5 Continuing Obligations. The rights and obligations of Executive and Company set forth in this Section on Arbitration shall survive the termination of Executive's employment and/or the termination of this Agreement.

7.6 Attorneys' Fees. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Agreement, the losing party shall bear reasonable attorneys' fees and costs of the prevailing party, unless another apportionment of such fees and/or costs is required by law or ordered by the arbitrator.

7.7 Enforcement of Arbitration Award. The decree or judgment of an award entered by the arbitrator may be entered in any Court having jurisdiction thereof.

ARTICLE VIII :    CHANGE IN CONTROL

8.1 Accelerated Vesting of Options. In the event of a Change in Control of the Company as defined in Article XII of Company's 2000 Stock, all unvested Options granted by the Company to Executive pursuant to Section
       3.3 herein shall immediately become vested and Executive may exercise any or all of such Options in accordance with the terms and conditions of such Stock Option Plan.

ARTICLE IX :      MISCELLANEOUS COVENANTS

9.1 Rights and Waivers. All rights and remedies of the parties are separate and cumulative, and none of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties may have.

9.2 Waiver. Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).


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9.3    Severability.  Any  provision of this  Agreement  that is  prohibited  or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.4    Notices.


       (1) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid same day courier service, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:


(a)      if to the Company, to:

              SoftQuad Software Inc.
              161 Eglinton Avenue East
              Suite 400
              Toronto,  Ontario
              M4P 1J5

              Attention:  Chief Financial Officer
              Fax:(416) 544-9000


(b)      if to the Executive, to:

              the last address in the Company's personnel records


       (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered personally or by courier service, or on the day of faxing or sending by other means of recorded electronic communication, provided that the day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. (local time of recipient) on that day. Otherwise, the communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth business day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.


       (3)  Any  party may from  time to time  change  its  address  under  this
            Section 9.4 by notice to the other party given in the manner provided by this Section.

9.5 Time of Essence. Time shall be of the essence of this Agreement in all respects.

9.6 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors and permitted assigns. The Company shall have the right to assign this Agreement to any successor (whether direct or indirect, by purchase, amalgamation, arrangement, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company provided only that the Company must first require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Executive by the Executive's signature hereto expressly consents to such assignment. The Executive shall not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of the Executive's rights or obligations under this Agreement without the prior consent of the Company, such consent to not be unreasonably withheld.

9.7 Amendment. No amendment of this Agreement will be effective unless made in writing and signed by both parties.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (United States) without giving effect to the conflict of laws provisions therein.

9.10 Headings. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.11 Business Day. For the purpose of this Agreement, Business Day means a day other than Saturday, Sunday or statutory holiday in the UK.

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CONFIDENTIAL              EXECUTIVE EMPLOYMENT AGREEMENT             Page 5 of 8

ARTICLE X :       EXECUTIVE ACKNOWLEDGEMENT

10.1   Acknowledgement.

       The  Executive acknowledges that:

       (a) the Executive has had sufficient time to review this Agreement thoroughly;

       (b) the Executive has read and understands the terms of this Agreement and the obligations hereunder;

       (c) the Executive has been given an opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement; and,

       (d) the Executive has received a fully executed counterpart copy of this Agreement.

     IN WITNESS WHEREOF the parties have executed counterpart copies of this Agreement.




------------------------------          -------------------------------
EXECUTIVE                               Witness



SOFTQUAD SOFTWARE INC.

By:
            --------------------------------------------

Name:       Roberto Drassinower
            --------------------------------------------

Title:      Chief Executive Officer (C.E.O.)
            --------------------------------------------


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CONFIDENTIAL              EXECUTIVE EMPLOYMENT AGREEMENT             Page 6 of 8

                                  SCHEDULE "A"

Ownership of Inventions & Moral Rights
--------------------------------------

I hereby assign to Company, unconditionally and in perpetuity, all Intellectual Property and all Inventions made during the course of my employment with Company and agree that all Inventions and improvements made to such Inventions which I may conceive or make during my employment with Company and all adaptations and improvements to such Inventions made during or after termination of my employment with Company relating to or connected with the nature and/or character of the Company's business, shall be the sole and exclusive property of Company and I will, whenever requested to do so by Company whether during or after my employment, execute any and all applications, assignments and other instruments which Company shall, in its reasonable discretion, deem necessary in order to protect its proprietary interest in such Inventions or improvements and/or in order to apply for and obtain patent rights in North America and other countries for such Inventions or improvements, and to register copyright and industrial designs in any country throughout the world. The foregoing obligations shall be binding upon my heirs, executors, legal representatives, successors, and assigns.

I hereby irrevocably waive all moral rights in all Developments and transfer all my interest (including but not limited to copyright, patent and trade secret rights) in all Developments exclusively to SoftQuad on a wholesale, royalty-free basis and, as required by SoftQuad, will protect SoftQuad's interests in such Developments. For greater certainty, "Developments" shall include, without limitation, every computer program, marketing program, design, improvement, documentation, process, technique or procedure which is in any way related to SoftQuad's business and which is developed, invented or written by me alone or together with others, during the course of my employment.

INVENTIONS FOR THE PURPOSES OF THIS AGREEMENT SHALL INCLUDE:

Processes, developments, discoveries, concepts and ideas, whether patentable or not, or whether or not protected by copyright, relating to any present or prospective activities of Company in the fields of proprietary software and implementation, software ideas and research, graphics creation, internet technology and the marketing and/or sale of internet products or services.

INTELLECTUAL PROPERTY MEANS:

All patents, copyright, industrial designs, trade secrets, know how and other intangible rights in the Inventions now known or hereafter created, as exist in any jurisdiction in which ownership of Intellectual Property and the Inventions may be assessed.

I agree that I will promptly disclose in writing to Company each and every Invention made or conceived by me either solely or jointly with others, during the period of my employment with Company. I hereby waive my moral rights in the said Inventions.



Date:
     --------------------------                     ----------------------
                                                    EXECUTIVE

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CONFIDENTIAL              EXECUTIVE EMPLOYMENT AGREEMENT             Page 7 of 8

                                  SCHEDULE "B"
                                  ------------
Annual Bonus
Maximum Bonus Amount:      Thirty Thousand Pounds ((pound)30,000)

PERFORMANCE CRITERIA:

The Performance Criteria shall be reviewed and adjusted on a semi-annual basis to reflect potential changes in corporate objectives.
The Bonus amount of (pound)30,000 shall be split as follows and shall be earned and payable according to the conditions set out below:

QUARTERLY BONUS BASED ON MEETING TARGET REVENUE PERFORMANCE
Bonus amount: (pound)10,000 (33 1/3% of Maximum Bonus Amount)
Criteria:     (Actual Revenue shall mean all revenue  amounts  recognized in the
              North America  Business  Unit).  If Actual Revenue is in excess of
              60% of the Target Revenue for North America, the bonus paid shall be the North America Actual Revenue divided by North America
              Target Revenue multiplied by the Bonus amount up to a maximum of (pound)10,000. Payable: within thirty days after quarter-end-payable in arrears. At the end of each subsequent quarter, the bonus amount shall be calculated on a cumulative basis to allow the opportunity to make up earlier shortfalls and so achieve the higher rates of bonus. The cumulative calculation shall not extend beyond any financial year-end.

QUARTERLY BONUS BASED ON MEETING TARGET EXPENSE CONTROL PERFORMANCE
Bonus amount: (pound)10,000 (33 1/3% of Maximum Bonus Amount)
Criteria:     (Actual  Expenses shall include all expenses for the North America
              Business Unit, excluding inter-company charges)
              If Actual  expenses are below budget then 100% of the Bonus amount is due
              If Actual  Expenses are 15%  over-budget or less,  then 75% of the bonus amount is due
              If Actual Expenses are greater than 15% over-budget, then no bonus amount is due
Payable:      within thirty days after quarter-end - payable in arrears

ANNUAL BONUS BASED ON UK BUSINESS UNIT MEETING PROFITABILITY TARGETS
Bonus amount: (pound)10,000 (33 1/3% of Maximum Bonus Amount)
Criteria:     The full Bonus amount is paid if the UK Business  Unit achieves an operating  profit  (including all  inter-company  charges) for the fiscal year. If the inter-company  charge allocation is materially altered  during the bonus term,  the parties  agree to review this clause as part of the semi-annual review mentioned above.
Payable:      Annually in arrears

                       ***********************************

In addition to the Maximum Bonus amount, the following Special Bonus shall be paid based on the attainment of extra-ordinary results

Bonusamount:  up to 2.5% of individual sales over threshold amounts

Criteria:     Provided  Quarterly  Revenue  Targets below are met or exceeded by the UK Business  Unit,  the bonus is to be paid as a commission on sales over threshold amounts to individual customers during fiscal
              2001  and  up to a  maximum  commission  of  US$75,000.  Threshold amounts are as follows:
              Commission of 1% on sales over US$250,000 to individual  customers during fiscal 2001
              Commission of 2% on sales over US$500,000 to individual  customers during fiscal 2001
              Commission  of  2.5%  on  sales  over   US$750,000  to  individual
              customers during fiscal 2001

Payable: within forty-five days after quarter-end - payable in arrears Quarterly North American Revenue Targets
              2001 Q1: N/A
              2001 Q2: N/A
              2001 Q3: U.S. $580,000
              2001 Q4: U.S. $1,575,000

AGREED TO AND ACKNOWLEDGED:


EXECUTIVE                                         Date


SOFTQUAD SOFTWARE INC.


By:
             --------------------------------------------

Name:        Roberto Drassinower
             --------------------------------------------

Title:       Chief Executive Officer (C.E.O.)
             --------------------------------------------



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